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                                               Filed Pursuant to Rule 424(b)(4)
                                                     Registration No. 333-47240


                              PROSPECTUS SUPPLEMENT

                        To Prospectus dated May 17, 2001
                             and supplemented by the
                          Prospectus Supplements, dated
             November 6, 2001, November 9, 2001, November 16, 2001,
            November 19, 2001, November 29, 2001, December 12, 2001,
              December 20, 2001, January 9, 2002, February 1, 2002,
              February 18, 2002, April 30, 2002, November 18, 2002,
           November 22, 2002, December 13, 2002, and January 13, 2003.

                                       of

                                  FINDWHAT.COM


     Infospace, Inc. ("Infospace") sold the following number of shares of our common stock on the dates and at the per share prices set forth below:

o    36,200 shares on January 22, 2003 at $7.17 per share.

This sale was effected by Salomon Smith Barney, as agent, at a total commission of $2,172.00. Immediately following these sales, Infospace beneficially owned 765,639 shares of our common stock.

     On January 23, 2003, the closing price per share of our common stock on the Nasdaq SmallCap Market was $7.18.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SHARES OR PASSED UPON THE ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

           The date of this Prospectus Supplement is January 24, 2003.